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                                                                      EXHIBIT 21

                               ZERO CORPORATION


                          Subsidiaries of Registrant*
                             As of March 31, 1995


   1.    Air Cargo Equipment Corporation, a Delaware corporation
   2.    Air Cargo Equipment (UK) Limited, a U.K. corporation
   3.    Air Cooling Technology, Inc., a California corporation
   4.    Anvil Cases, Inc., a California corporation
   5.    Electronic Solutions, a Nevada corporation
   6.    McLean Midwest Corporation, a Minnesota corporation
   7.    Nielsen Hardware Corporation, a Connecticut corporation
   8.    Productos Aeros, S.A., a Mexican corporation
   9.    Samuel Groves & Co. Limited, a U.K. corporation
   10.   ZERO FSC Corporation, a Virgin Islands corporation
   11.   ZERO East Division, ZERO Corporation, a Massachusetts corporation
   12.   ZERO International, Inc., a California corporation
   13.   ZERO Manufacturing Corporation, a California corporation
   14.   ZERO McLean Europe Ltd., a U.K. corporation


   *  All are 100% owned